Skadden, Arps, Slate, Meagher & Flom LLP

333 West Wacker Drive

Chicago, Illinois 60606-1285

              February 6, 2007

Fortress Investment Group LLC
1345 Avenue of the Americas
46th Floor
New York, NY  10105

Re:

Fortress Investment Group LLC

Ladies and Gentlemen:

We have acted as special counsel to Fortress Investment Group LLC, a Delaware limited liability company (“FIG”) in connection with the offering (the “Offering”) of Class A shares representing Class A limited liability company interests (“Class A Shares”) by FIG, pursuant to a registration statement on Form S-1 (No. 333-138514) filed with the Securities and Exchange Commission (the “Commission”) on November 8, 2006, as amended through the date hereof (the “Registration Statement”). Capitalized terms used in this opinion and not defined herein have the meaning assigned to them in the Registration Statement.

In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (1) the Registration Statement, (2) the form of Second Amended and Restated Limited Liability Company Agreement of Fortress Investment Group LLC filed as Exhibit 3.3 to the Registration Statement (the “LLC Agreement,” together with the Registration Statement, the “Transaction Documents”), (3) a certificate containing certain factual representations and covenants of officers of FIG (the “Officers’ Certificate”) relating to, among other things, the proposed operations of FIG and the entities in which it holds, a direct or indirect interest (collectively, the “Company”), and (4) such other documents, certificates, records and information provided to us by you as we have deemed necessary or appropriate as a basis for our opinion set forth herein. We have also relied upon statements and representations made to us by representatives of the Company. For purposes of this opinion, we have assumed the validity and the initial and continuing accuracy of the documents, certificates, records, statements, and representations referred to above and we have not independently verified all of the facts, representations and

Fortress Investment Group LLC
February 6, 2007

covenants set forth in the Officers’ Certificate, the Registration Statement, or in any other document. We have, consequently, assumed and relied on your representation that the information presented in the Officers’ Certificate, the Registration Statement, and other documents otherwise furnished to us, accurately and completely describes all material facts relevant to the Offering and our opinion. We have assumed that such statements, representations and covenants are true without regard to any qualification as to knowledge or belief. Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants and representations set forth in the Registration Statement and the Officers’ Certificate and the statements and representations made by representatives of the Company, without regard to any qualifications therein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties to such documents and the validity and binding effect thereof on such parties. We have also assumed that the transactions contemplated by the Transaction Documents will be consummated in accordance with the terms and conditions of the Transaction Documents and that none of the material terms and conditions contained therein has been waived or modified in any respect.

In rendering our opinion, we have considered the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Department regulations promulgated thereunder, judicial authorities, interpretive rulings of the Internal Revenue Service (the “IRS”) and such other authorities as we have considered relevant, all of which are subject to change or differing interpretations, possibly on a retroactive basis. A change in the authorities upon which our opinion is based could affect our conclusions. There can be no assurance, moreover, that the opinion expressed herein will be accepted by the IRS or, if challenged, by a court. Moreover, a change in the authorities or the accuracy or completeness of any of the information, documents, statements, representations, covenants or assumptions on which our opinion is based could affect our conclusions.

Based solely upon, and subject to the foregoing and subject to the qualifications and assumptions set forth therein, we are of the opinion that, under current U.S. federal income tax law:

(i)

At the closing of the Offering, FIG will be treated, for U.S. federal income tax purposes, as a partnership and not as an association or a publicly traded

Fortress Investment Group LLC
February 6, 2007

partnership (within the meaning of Section 7704 of the Code) subject to tax as a corporation.

(ii)

Although the discussion set forth in the Registration Statement under the heading “Material U.S. Federal Tax Considerations” does not purport to discuss all possible U.S. federal income tax considerations of the purchase, ownership, and disposition of the Class A Shares, such discussion, though general in nature, constitutes a fair and accurate summary of the material U.S. federal income tax consequences of the purchase, ownership, and disposition of Class A Shares of FIG, subject to the qualifications set forth therein.

We express no opinion on any issue relating to the Company or any investment therein, other than as expressly stated above.

This opinion has been prepared for you in connection with the Offering. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Skadden, Arps, Slate, Meagher & Flom LLP under the captions “Prospectus Summary,” “Risks Related to Taxation,” “Material U.S. Federal Tax Considerations,” and “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP